UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2025

MARWYNN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42554	99-1867981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12 Chrysler Unit C Irvine,CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-706-9966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Symbol(s) on which registered	Trading	Name of each exchange
Common Stock, par value $0.001 per share	MWYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 27, 2025, Marwynn Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Reli Home Décor Inc., a California corporation (the “Buyer”), pursuant to which the Company agreed to sell all 70,000 shares of common stock of its wholly owned subsidiary, Grand Forest Cabinetry Inc., a California corporation (“Grand Forest”), to the Buyer for an aggregate cash purchase price of $550,000, payable at closing (the “Transaction”). Grand Forest is engaged in the business of indoor home improvement supply chain management.

The Purchase Agreement and the Transaction were approved by the stockholder holding a majority of the voting power of the Company’s voting securities as of the record date, by written consent in lieu of a meeting. As disclosed in the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on December 1, 2025, such approval became effective on December 22, 2025, in accordance with Rule 14c-2 of the Exchange Act, and the rules promulgated by the U.S. Securities and Exchange Commission thereunder.

The Closing occurred on December 22, 2025, at which time the full purchase price was paid and 100% ownership of Grand Forest was transferred to the Buyer in accordance with the terms of the Purchase Agreement.

The Buyer is a privately held corporation focused on providing customized flooring and home remodeling products and services. To the Company’s knowledge, the Buyer is not a party to any pending or threatened legal proceedings, nor is it aware of any such matters involving its directors, officers, or affiliates. Except for preliminary discussions in connection with the Transaction, the Buyer has not entered into any negotiations, transactions, agreements, arrangements, or material contacts with the Company or any of its directors, officers, controlling persons, or subsidiaries. The Company has no present or proposed material agreements, relationships, or understandings with the Buyer or its affiliates other than the Transaction and customary discussions relating thereto.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and incorporated herein by reference. The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the pro forma financial information required by Item 9.01 is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on December 1, 2025, which approval became effective on December 22, 2025, in accordance with Rule 14c-2 of the Exchange Act, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada on December 22, 2025 (the “Amendment”), to increase the number of authorized shares of common stock, $0.001 par value per share (“Common Stock”), from 45,000,000 to 500,000,000. The Amendment, along with the other actions approved by written consent of the majority stockholder as described in the Information Statement, became effective on December 22, 2025, in accordance with Rule 14c-2 of the Exchange Act, and the rules promulgated by the U.S. Securities and Exchange Commission thereunder.

The foregoing descriptions of the Amendment do not purport to be complete and are qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma financial information of the Company, (i) the pro forma consolidated balance sheets as of October 31, 2025 and April 30, 2025; and (ii) the unaudited pro forma condensed consolidated statements of operations for the six months ended October 31, 2025 and years ended April 30, 2025 and April 30, 2024, in connection with the Transaction, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements adjusted to give effect to the Transaction. The unaudited pro forma condensed consolidated statements of operations for the six months ended October 31, 2025 and years ended April 30, 2025 and April 30, 2024 have been prepared with the assumption that the Transaction occurred as of the beginning of the statement period to present the impact of the sale of Grand Forest on continuing operations. The unaudited pro forma condensed consolidated balance sheet as of October 31, 2025 and April 30, 2025 have been prepared with the assumption that the Transaction was completed as of the balance sheet date.

(d) Exhibits.

Exhibit No.	Description
2.1	Securities Purchase Agreement Entered into Between the Company and Reli Home Décor Inc., Dated October 27, 2025 (Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 8-K, filed with the SEC on October 28, 2025)
3.1	Second Amended and Restated Articles of Incorporation
99.1	Unaudited pro forma condensed combined financial information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marwynn Holdings, Inc.

	By:	/s/ Yin Yan
	Name:	Yin Yan
Date: December 23, 2025	Title:	Chief Executive Officer and Chairperson

3